SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ELECTRIC LIGHTWAVE, INC.
             (Exact name of registrant as specified in its charter)

Delaware                                                              93-1035711
(State of Incorporation)                    (I.R.S. Employer Identification No.)
            High Ridge Park, Bldg. No. 3, Stamford, Connecticut 06905
               (Address of Principal Executive Offices) (Zip Code)

           Electric Lightwave, Inc. 1998 Employee Stock Purchase Plan
                            (Full title of the plan)


                                  Kerry D. Rea
                            Electric Lightwave, Inc.
                             8100 N.E. Parkway Drive
                                    Ste. 150
                            Vancouver, WA 98662-6461
                     (Name and address of agent for service)

                                 (360) 892-1000
                     (Telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

============================== -------------------- --------------------- ----------------------- ----------------
Title of Securities to Be      Amount to Be         Proposed Maximum      Proposed Maximum        Amount of
Registered                     Registered (1)       Offering Price Per    Aggregate Offering      Registration
                                                    Share (1)             Price (1)               Fee (1)
============================== ==================== ===================== ======================= ================
Class A Common Stock, par      200,000              $12.4375              $2,487,500              $733.81
value $.01 per Share
============================== ==================== ===================== ======================= ================

(1) Calculated under Rule 457(h) with respect to the estimated maximum number of registrant's securities issuable under the Plan and a price per share of $12.4375, the average of the reported high and low prices on the New York Stock Exchange on June 2, 1998.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3.           Incorporation of documents by reference

         The following documents filed by Electric Lightwave, Inc. ("ELI") with the Securities and Exchange Commission ("Commission") pursuant to the Securities Exchange Act of 1934 ("Exchange Act") are hereby incorporated by reference in this Registration Statement:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997, as supplemented.

         2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998.

         3. The Company's Current Reports on Form 8-K filed on February 19, March 23 and May 6, 1998.


        ELI will provide without charge to each person to whom a copy of the material describing the Plan is delivered, upon the written or oral request, a copy of each document incorporated by reference in Item 3 of Part II of the Registration Statement (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Such documents are incorporated by reference in the documents comprising the prospectus. ELI will also provide without charge, upon written or oral request, copies of other documents required to be delivered to participating employees pursuant to Rule 428(b) under the Securities Act of 1933. Requests for such copies should be directed to Electric Lightwave, Inc., Employee Stock Purchase Plan, Corporate Human Resources, Electric Lightwave, Inc., 8100 N.E. Parkway Drive, Ste. 150, Vancouver, WA 98662-6461 (telephone: (360) 892-1000).

Item 4.       Description of Securities

         ELI's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.       Interests of Named Experts and Counsel

         None.

Item 6.       Indemnification of Directors and Officers

         The Company, being incorporated under the Delaware General Corporation Law, is empowered by Section 145 of such law to indemnify officers and directors against certain expenses, liabilities and payments, including liabilities arising under the Securities Act of 1933, as amended, as therein provided. In addition, the By-Law's of the Company provides for indemnification of specified persons, including officers and directors of the Company, for liabilities arising under said Act.

         Insurance is maintained providing coverage for the Company and its subsidiaries against obligations incurred as a result of indemnification of officers and directors. The coverage also insures the officers and directors for a liability against which they may not be indemnified by the Company or its subsidiaries but excludes specified dishonest acts.

Item 7.       Exemption from Registration Claimed

         No restricted securities will be reoffered or resold pursuant to the Registration Statement.

Item 8.       Exhibits


Exhibit No.                                                        Description


4.1 Amended and Restated Certification of Incorporation of Electric Lightwave, Inc. is incorporated by reference to Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 1997.

5 Opinion of Counsel as to legality of Common Stock being issued.

24                           Consent of KPMG Peat Marwick.

25                           Powers of Attorney.

Item 9.       Undertakings

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                           (i)  To include any prospectus required by Section 10
(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)  To  include  any  material   information  with
respect to the plan of distribution
not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Stamford, and State of Connecticut, on the fifth day of June, 1998.



                                        ELECTRIC LIGHTWAVE, INC.


                                        By: /s/ Robert J. DeSantis
                                                ____________________________
                                                Robert J. DeSantis
                                                Vice President and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


              Signature                                        Title                              Date

         LEONARD TOW*                                 Chairman of the Board,                   June 3, 1998
------------------------------------                  Member, Executive
(Leonard Tow)                                         Committee and Director


         DARYL A. FERGUSON*                            Vice Chairman, Chief                    June 3, 1998
------------------------------------                   Executive Officer,
(Daryl A. Ferguson)                                    Member, Executive
                                                       Committee



    /s/  ROBERT J. DESANTIS                            Chief Financial Officer, Vice           June 5, 1998
------------------------------------                   President and Treasurer
(Robert J. DeSantis)

         KERRY D. REA*                                 Vice President and                     June 3, 1998
-----------------------------------                   Controller
(Kerry D. Rea)

         GUENTHER E. GREINER*
------------------------------------                    Director                              June 3, 1998
(Guenther E. Greiner)


------------------------------------                    Director
(Stanley Harfenist)

         DAVID B. SHARKEY*                              President, Chief Operating            June 3, 1998
-----------------------------------                     Officer, Member, Executive
(David B. Sharkey)                                      Committee and Director

         ROBERT A. STANGER*
-----------------------------------                    Director                               June 3, 1998
(Robert A. Stanger)

         MAGGIE WILDEROTTER*
-----------------------------------                    Director                               June 3, 1998
(Maggie Wilderotter)


*By: /s/  ROBERT J. DESANTIS
-----------------------------------
Attorney-in-fact


              Signature                                        Title                              Date
              ---------                                        -----                              ----








                                  EXHIBIT INDEX

Exhibit No.                         Description

5                                   Opinion of Counsel

23                                  Consent of KPMG Peat Marwick LLP

24                                  Powers of Attorney